                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                            JURISDICTION OF              YEAR OF
      NAME                   INCORPORATION            INCORPORATION           OWNERSHIP
      ----                  ---------------           -------------           ---------
     AGIX, Inc.              Pennsylvania                 1998                  100%
     XIGA Corporation        Delaware                     1998                  100%